UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2005

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 366-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2005, upon the recommendation of the Compensation Committee (the "Compensation Committee") of the Board of Directors of Tractor Supply Company (the "Company"), the Board of Directors of the Company (the "Board") adopted the Chairman of the Board Bonus Plan (the "Plan"). The Plan provides financial incentives for the individual serving as the Chairman of the Board (the "Chairman"). The incentive payment is a percentage of the Chairman's annual base salary and is calculated based on the Company's actual net income for the year in comparison to the Board-approved net income plan. The incentive payment can range from 0% of the Chairman's annual base salary if the Company's profit performance is less than 90% of the performance target to 113% of the Chairman's annual base salary if the Company's profit performance is 110% or more of the performance target. The incentive payment is in addition to the other components of the Chairman's compensation package, including the base salary and equity compensation components.

This description of the Plan is a summary only, is not necessarily complete, and is qualified by the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition to the adoption of the Plan, on April 21, 2005, the Board, upon the recommendation of the Compensation Committee, agreed that effective immediately, it would award Joseph H. Scarlett, Jr., the Chairman of the Board, 75% of the total equity compensation awarded to the Company’s Chief Executive Officer subsequent to April 21, 2005.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired: Not applicable
(b) Pro forma financial information: Not applicable
(c) Exhibits:

Exhibit No. Description

10.1 Chairman of the Board Bonus Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

April 22, 2005	By:	/s/ Calvin B. Massmann

Name: Calvin B. Massmann
Title: Senior Vice President - Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Chairman of the Board Bonus Plan